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                                                                    Exhibit 99.7

                           VISHAY TEMIC SEMICONDUCTOR
                           ACQUISITION HOLDINGS CORP.
                        C/O VISHAY INTERTECHNOLOGY, INC.
                               63 LINCOLN HIGHWAY
                          MALVERN, PENNSYLVANIA 19355

                                  May 25, 2001

VIA FACSIMILE AND COURIER
-------------------------
Mr. King Owyang
President and Chief Executive Officer
Siliconix incorporated
2201 Laurelwood Road
Santa Clara, California  95054

    REQUEST PURSUANT TO RULE 14d-5(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Dear Mr. Owyang:

         The undersigned, Vishay TEMIC Semiconductor Acquisition Holdings Corp. ("Vishay TEMIC"), a wholly-owned subsidiary of Vishay Intertechnology, Inc. hereby makes a request pursuant to Rule 14d-5(a) of the Securities Exchange Act of 1934, as follows:

         1)       The identity of the bidder is Vishay TEMIC.

         2) The title of the class of securities which is the subject of the bidder's tender offer is the common stock, par value $0.01, of Siliconix incorporated ("Siliconix").

         3) The bidder is making a request to Siliconix pursuant to paragraph (a) of Rule 14d-5 position listings for the purpose of disseminating a tender offer to security holders of Siliconix.

         4) The bidder is aware of and will fully comply with the provisions of paragraph (f) of Rule 14d-5.

         5) The bidder has elected pursuant to paragraph (f)(1) of Rule 14d-5 to disseminate amendments disclosing material changes to the tender offer materials pursuant to the aforesaid Rule.

         6) The name, address and telephone number of the person whom Siliconix shall contact pursuant to paragraph (a)(4) of Rule 14d-5 is:

                           Avi D. Eden
                           Vice Chairman of the Board
                           Executive Vice President
                           and General Counsel
                           Vishay Intertechnology, Inc.
                           63 Lincoln Highway
                           Malvern, Pennsylvania 19355-2121
                           (610) 644-1300

                                             Very truly yours,

                                             /s/ Avi D. Eden